Exhibit 10.1

4-19-2020

STRICTLY CONFIDENTIAL

Achieve Life Sciences, Inc 520 Pike Street, Suite 2250

Seattle, WA, 98101

PLACEMENT AGENT AGREEMENT

This Placement Agent Agreement (“Agreement”) is made by and between Achieve Life Sciences, Inc (the “Company”), and Paulson Investment Company, LLC, a Delaware limited liability company (the “Placement Agent”), as of the date first above written. The Company hereby engages the Placement Agent to assist the Company as its exclusive placement agent in arranging an offering of its common shares and other securities (the “Securities”), on terms to be determined by the parties hereto (the “Offering”). The terms of the Offering will be more fully described in the definitive transaction documents pertaining to the Offering, to be prepared by the Company, with the assistance of the Placement Agent.

NOW THEREFORE, the parties hereto based on the foregoing and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1.Services.

(a)

The Placement Agent shall offer participation in the Offering to its clients and other persons with whom the Placement Agent or the Company or any of their respective officers, directors, employees or affiliates has a pre-existing business relationship and that the Placement Agent reasonably believes are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Any such potential investor in the Offering, including entities controlled by or advised by the Placement Agent and their respective affiliates, that is first introduced to the Company by the Placement Agent shall be considered a qualified investor (collectively, the “Qualified Investors”). Additionally, all persons (natural or otherwise) who participate in the Offering shall be considered Qualified Investors for the purposes of Section 2 hereof. A list of Qualified Investors who received the Offering’s definitive transaction documents (each, a “Tail Investor”) will be provided to the Company within 10 business days following the final closing of the Offering. Tail Investors shall only include high net worth individuals and family offices as they would commonly be known in the industry and does not include any institutional investors or funds, including any that have participated one of the Company’s offerings of securities over the prior 24 months that are covered under a “tail” with a prior placement agent.

(b)

The Company shall cooperate with Placement Agent in connection with and shall make available to  Placement Agent such documents and other information as the Placement Agent shall reasonably request in order to satisfy its due diligence requirements. The Company shall make members of management and other employees available to the Placement Agent as the Placement Agent shall reasonably request for purposes of satisfying Placement Agent’s due diligence requirements and consummating the Offering. The Company shall also make its Chief Executive Officer, Chief Financial Officer and other key management members available to attend a reasonable number of investor presentations, as determined by Placement Agent, and shall commit such time and other resources as are reasonably necessary or appropriate to secure the reasonable and timely success of the Offering.

(c)

The Company shall be responsible for the initial printing, binding and distribution, if any (Placement Agent shall not be required to print hard copies, but may use electronic documents for distribution), to the Qualified Investors of the Company’s confidential offering documents referred to herein as the offering materials (“Offering Materials”), which shall include relevant subscription documents or securities purchase agreement and related investment materials to be used in connection with the Offering.

(d)

The Placement Agent will deliver completed subscriptions to the Company prior to each closing of the Offering. The Placement Agent acknowledges that the Company may determine, in its sole discretion, whether to accept an offer of subscription to the Offering by a Qualified Investor. Notwithstanding the foregoing, unless the Company has a specific objection to any particular Qualified Investor being an equity investor or creditor of the Company (for example, the investor competes with or is affiliated with a competitor of the Company, is known to be disreputable or dishonest, or for other, legitimate investor-specific reasons), the Company shall accept offers of subscription from Qualified Investors.

2.	Compensation Payable to the Placement Agent.

(a)

The Company shall, at each closing of the Offering (each a “Closing”), as compensation for the services provided by the Placement Agent hereunder, pay the Placement Agent a cash commission equal to 9% of the gross proceeds received by the Company from Qualified Investors from such Closing (the “Cash Fee”); provided, however, that the Placement Agent shall be paid a Cash Fee of 5% of the gross proceeds received by the Company with respect to investors in the Offering who are not introduced by the Placement Agent to the Company, including the Company’s officers, directors, and existing stockholders of the Company and other investors introduced to the Offering by the Company (the “Company Investors”), and the Placement Agent shall be paid no Cash Fee with respect to any institutional investors that have participated in a prior securities offering by the Company in the last 24 months (the “Prior Company Investors who are covered by a “Tail” with a prior placement agent.

(b)At the final Closing of an Offering that includes the sale of shares of the Company’s common stock (including as part of units), the Company shall issue the Placement Agent a warrant to purchase a number of shares of the Company’s common stock (the “PA Warrants”), equal to 9% of the number of shares of common stock sold in the Offering excluding, for the avoidance of doubt, any shares underlying warrants sold in the Offering. The Placement Agent shall not be entitled to receive any PA Warrants in connection with the purchase of the Company’s common stock in the Offering by Company Investors or Prior Company Investors. The PA Warrants shall have terms substantially similar to the warrants included in the Units, but shall have an exercise price equal to 115% of the offering price of the Unit and will expire on the date that is five years from the date of issuance of such PA Warrants. The PA Warrants, and shares into which the PA Warrants are exercised, will have the same registration rights as any shares issued in

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the Offering.   Any shares issued upon exercise of the PA Warrants shall be transferred to the Placement Agent by means of the Deposit/Withdrawal at Custodian (“DWAC”) process if the Company is then a participant in that system, provided that if such shares contain a restrictive legend, such shares will be transferred in physical certificate or such other form acceptable by the Placement Agent’s broker. If the Company is a DWAC participant, the Company will agree to maintain a transfer agent that is a participant in the FAST program so long as the PA Warrants remain outstanding and exercisable. In all other cases, the Company shall issue and deliver a physical certificate representing the shares issued upon the exercise of the PA Warrants. The Company agrees that when a legal opinion is required to sell or otherwise transfer the Securities sold in the Offering in accordance with applicable law, PA Warrants, or the shares of the Company’s stock underlying either of them, the Company will engage counsel to issue the legal opinion and will pay for the provision of the legal opinion and any associated costs. The Placement Agent may assign PA Warrants to designees in compliance with applicable securities laws, so long as its designees are accredited investors and the designees execute certificates reasonably requested by the Company to ensure compliance with applicable securities laws. For the avoidance of doubt, the Placement Agent will receive no compensation for the conversion of warrants into Common Stock by Qualified Investors. The Form of PA Warrant is provided in the form attached hereto as Exhibit A.

3.	Term.

(a)

Unless earlier terminated as set forth herein, this Agreement will continue in full force and effect for a term expiring on the earlier of the Closing of an Offering or May 7, 2020 unless extended by the Company and the Placement Agent (the “Term”). Certain provisions of this Agreement survive the termination of this Agreement as expressly provided elsewhere herein.

(b)

Prior to the end of the Term, (i) the Company may terminate this Agreement immediately and without notice in the event of a material breach of this Agreement by the Placement Agent, and (ii) either party may terminate this Agreement upon 10 business days prior written notice to the other party for any reason. In the event the Company terminates this Agreement, the Placement Agent will be entitled to all applicable Cash Fees and equity compensation provided for in Section 2 hereof and, if a Closing has occurred, the non-accountable expense fee provided for in Section 9 hereof, earned prior to such termination.

(c)

If, during the Term or within the 18 month period immediately following the date of termination or expiration of this Agreement (the “Tail Period”), the Company proposes a sale, enters into an agreement to sell, or consummates a sale of its securities (whether debt or equity) to a Tail Investor (each such action, a “Tail Event”) for which the Placement Agent would have been entitled to the compensation set forth in Section 2 of this Agreement had the closing of the Tail Event occurred during the Term, then at the closing of each such Tail Event, the Company shall pay the Placement Agent the Cash Fee as set forth in Section 2 hereof, in the amounts equal to the compensation that the Placement Agent would have earned from such Tail Event had the Company consummated the Tail Event prior to the termination of this Agreement.

4.Performance.  In connection with the performance of its duties under this Agreement, the Placement Agent agrees as follows:

(a)

The Placement Agent shall act in a manner consistent with the instructions of the Company and comply with all applicable laws, whether foreign or domestic, of each jurisdiction in which the Placement Agent proposes to carry on the business contemplated by this Agreement. The Placement Agent shall not take any action or omit to take any action that would

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cause the Company to violate any material law or to jeopardize the availability of any applicable exemption from registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Placement Agent is a member firm in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and has all authority and approvals needed to engage in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. The Placement Agent represents, warrants and agrees that it shall at all times provide its services under this Agreement in compliance with applicable law.

(b)

The Placement Agent shall only provide the Offering Materials to potential investors that have entered into a non-disclosure agreement and shall not make any additional statements that contain an untrue statement of a material fact or omit to state any fact necessary to make any statement made by the Placement Agent not misleading in light of the circumstances in which such statements are made.

(c)

The Placement Agent shall not provide any other information about the Company to any person or firm that, to the knowledge of the Placement Agent, is a competitor of the Company or is an officer, director, employee, affiliate or investor in a competitor of the Company.

(d)

Neither the Placement Agent nor any of its representatives shall make any representation on behalf of the Company other than those contained in the Offering Materials or any additional information expressly provided by the Company to the Placement Agent for dissemination to potential investors. Neither the Placement Agent nor any of its representatives is authorized to act as the agent or representative of the Company in any capacity, except as expressly set forth herein.

(e)

The Placement Agent shall use its best efforts to cause its officers, directors, employees and affiliates to comply with all of the foregoing provisions of this Section 4 and shall be responsible for any breach by such individuals or entities.

5.	Representations and Warranties of the Parties.

(a)

Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Qualified Investors in the Securities Purchase Agreement to be entered into between the Company and each Qualified Investor, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent.

(b)	The Placement Agent represents and warrants to the Company that:

(i)The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and it has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(ii)This Agreement has been duly authorized, executed and delivered by the Placement Agent and on its behalf and constitutes a valid and legally binding obligation enforceable against the Placement Agent in accordance with its terms.

(iii)The execution and delivery of this Agreement, the observance and performance hereof and the consummation of the transactions contemplated hereby and by the Offering Materials do not and will not result in any breach of, or default under, any instrument or

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agreement by which the Placement Agent is bound or violate any law or order directed to the Placement Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Placement Agent or over its property.

(iv)The Placement Agent is duly registered as a broker-dealer with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, and no proceeding has been initiated to revoke any of such registration; the Placement Agent is a member in good standing of FINRA; the Placement Agent is duly registered as a broker-dealer under the applicable statutes, if any, in each state in which the Placement Agent proposes to offer or sell the Securities where such registration is required; the Placement Agent shall be responsible for payment of compensation owed to any Sub-Agent, if any, which Sub-Agent, if any, must be a member in good standing of FINRA and registered in each state where investors identified by such Sub-Agent reside.

(v)The Placement Agent has complied and will comply with all broker- dealer requirements applicable to this transaction; the Placement Agent is not in violation of any order of any court or regulatory authority applicable to it with respect to the sale of the Securities.

(vi)The Placement Agent has not taken, and will not take, any action, directly or indirectly, that may cause the Offering to fail to be entitled to exemption from applicable state securities or “blue sky” laws.

6.	Indemnification.

(a)

The Company agrees to indemnify and hold harmless the Placement Agent, its managers, officers, directors, partners, employees, agents, legal counsel and any of its affiliates (each, a “Placement Agent’s Indemnified Party”) against any and all losses, claims, damages, liabilities and expenses (including all legal or other expenses reasonably incurred by a Placement Agent’s Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact contained in the Offering Materials or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors, or the omission or the alleged omission to state in such documents furnished to the Qualified Investors a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made, to the extent such misstatements or omissions are made in reliance upon and in conformity with written information furnished by the Company for use in the documents furnished to the Qualified Investors, including the Offering Materials (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Company by the Placement Agent or its affiliates). The Company agrees to reimburse the Placement Agent’s Indemnified Party for any documented and reasonable expenses (including documented and reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Placement Agent’s Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Placement Agent’s Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Placement Agent’s Indemnified Party pursuant to the provisions of this Section 6(a). In the event the Company shall be obligated to indemnify a Placement Agent’s Indemnified Party in connection with any such proceeding, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Placement Agent’s Indemnified Party (which shall not be

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unreasonably withheld), upon the delivery to the Placement Agent’s Indemnified Party of written notice of the Company’s election to do so.

(b)

The Placement Agent agrees to indemnify and hold harmless the Company, its managers, officers, directors, partners, employees, agents, legal counsel and its affiliates (each, a “Company Indemnified Party”) against any and all losses, claims, damages and liabilities, joint or several, and expenses (including all legal or other expenses reasonably incurred by a Company Indemnified Party) caused by or arising out of any misrepresentation or untrue statement or alleged misrepresentation or untrue statement of a material fact made by the Placement Agent or its affiliates to the Qualified Investors, or the Placement Agent’s omission or the alleged omission to state to the Qualified Investors a material fact necessary in order to make statements made not misleading in light of the circumstances under which they were made (except to the extent such misrepresentations, untrue statements or omissions are based on information provided to the Placement Agent by the Company, including the Offering Materials or any other document furnished by the Company to the Placement Agent for delivery to or review by the Qualified Investors), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Materials or other document furnished to the Placement Agent for delivery to or review by the Qualified Investors, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or its affiliates expressly for use therein, provided that the Company Indemnified Party gives the Placement Agent notice of the potential claim as promptly as reasonably practicable following the date the Company Indemnified Party is made aware or is deemed to have been made aware of the claim. The Placement Agent agrees to reimburse the Company Indemnified Party for any documented and reasonable expenses (including documented and reasonable fees and expenses of counsel) incurred as a result of producing documents, presenting testimony or evidence, or preparing to present testimony or evidence (based upon time expended by the Company Indemnified Party at its then current time charges or if such person shall have no established time charges, then based upon reasonable charges), in connection with any court or administrative proceeding (including any investigation which may be preliminary thereto) arising out of or relating to the performance by the Company Indemnified Party of any obligation hereunder and relating to a matter for which the Company must provide indemnity to or hold harmless such Company Indemnified Party pursuant to the provisions of this Section 6(b). The Placement Agent’s obligations under this Section 6(b) shall be limited to the net amount of Cash Fees paid or payable by the Company to the Placement Agent and the amount of any expense reimbursement paid or payable by the Company to the Placement Agent under Section 9 of this Agreement, other than in the case of fraud, intentional misrepresentation or willful breach by the Placement Agent. In the event the Placement Agent shall be obligated to indemnify a Company Indemnified Party in connection with any such proceeding, the Placement Agent shall be entitled to assume the defense of such proceeding, with counsel approved by the Company Indemnified Party (which shall not be unreasonably withheld), upon the delivery to the Company Indemnified Party of written notice of the Placement Agent’s election to do so.

(c)

In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 6 makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which

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they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for the proportion that the amount of commissions appearing in the Offering Materials bears to the price appearing therein, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation or omission (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation or omission.

(d)

No indemnified party identified in Sections 6(a) and 6(b) will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Sections 6(a) and 6(b) without the prior written consent of the applicable indemnitor. No indemnitor identified in Sections 6(a) and 6(b) will settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in Sections 6(a) and 6(b) without the prior written consent of the applicable indemnified party. In no event will the consent in this Section 6(d) be unreasonably withheld.

(e)

The respective indemnity agreements between the Placement Agent and the Company contained in this Section 6, and the representations and warranties of the parties set forth in Section 5 or elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or Placement Agent, as the case may be, or by or on behalf of any controlling person of the Placement Agent or the Company or any such manager, partner, officer or director or any controlling person of the Company or the Placement Agent, as the case may be, and shall survive the delivery of the Securities, and any successor of the Company and of the Placement Agent, or of any controlling person of the Company or the Placement Agent, as the case may be, shall be entitled to the benefit of the respective indemnity agreements. The representations and warranties in Section 5 of this Agreement (but not the indemnities contained in Section 6 hereof) shall terminate six months after the final Closing of the Offering.

7.	Covenants

(a)	The Company covenants with the Placement Agent as follows:

(i)The Company will notify the Placement Agent promptly, and confirm the notice in writing, of its receipt of notice of the initiation by the SEC or any state securities commission of any proceeding against the Company or any members of the management team.

(ii)The Company will give the Placement Agent notice of its intention to amend or supplement the Offering Materials, except for amendments or supplements available on the SEC’s Edgar filing system.

(iii)The Company will promptly notify the Placement Agent in the event any of the representations or warranties made by the Company in Section 5(a) and in the Securities Purchase Agreement are no longer true and accurate prior to the final Closing of the Offering.

(iv)If any event shall occur as a result of which it is necessary, in the reasonable opinion of either or both of the Placement Agent and the Company, to amend or supplement the Offering Materials in order to make the Offering Materials not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Offering Materials by preparing and furnishing to the Placement Agent a reasonable number of copies of an amendment or amendments of, or a supplement or

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supplements to, the Offering Materials (in form and substance satisfactory to the Placement Agent), so that, as so amended or supplemented, the Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(v)The Company will endeavor, in cooperation with the Placement Agent, to register (or use an exemption from registering) the Offering under the Securities Act and to qualify the offer and sale of the Securities under the applicable securities laws of such states and other jurisdictions of the United States as the Placement Agent and the Company agree to offer and sell the Securities, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities. This will include, but not be limited to preparing and filing Form D and notice filings with each state, as, if, and when appropriate.

(vi)The Company will apply the net proceeds from the sale of the Securities sold by it hereunder substantially as contemplated by the Offering Materials.

(vii)All communications by the Company with the Placement Agent shall be with the Placement Agent’s President, legal counsel and/or designated investment banker(s) with respect to the Offering. The Company shall not initiate communication directly with any of the Placement Agent’s brokers or the Qualified Investors (until such time as such Qualified Investors are stockholders of the Company, and except for Company Investors) without the prior consent of the Placement Agent.

(viii)The Company will (A) notify the Placement Agent within five business days of the closing of any Tail Event for which the Placement Agent is entitled to compensation as set forth in Section 3(c) and (B) pay the Placement Agent the compensation to which it is entitled pursuant to Section 3(c) within five business days of that closing.

(b)	The Placement Agent covenants and agrees that:

(i)It will not give any information or make any representation in connection with the Offering of Securities that is not contained in the Offering Materials.

(ii)In making any offer of Securities, the Placement Agent agrees that it will comply with the provisions of the Securities Act and the Exchange Act and the securities laws of each state, and that it and its authorized agents will offer to sell, or solicit offers to subscribe for or buy, the Securities only in those states and other jurisdictions in the United States in which such solicitations can be made in accordance with an applicable exemption from registration or qualification and in which the Placement Agent is qualified to so act. Nothing contained herein shall limit the Placement Agent from offering to sell the Securities outside the United States in compliance with applicable laws.

(iii)The Placement Agent will promptly notify the Company in the event any of the representations or warranties made by the Placement Agent in Section 5(b) are no longer true and accurate.

(iv)The Placement Agent shall maintain all broker-dealer registrations, referred to above in Section 5(b)(iv) throughout the period in which Securities are offered and sold.

(v)In the event that, on or before any Closing, the Placement Agent becomes aware of any false statement of a fact or representation in the Offering Materials, the

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Placement Agent shall promptly inform the Company of such false statement of fact or representation.

(vi)The Placement Agent shall inform the Company of each date on which it first receives any subscription from prospective investors in each particular state where the Securities are offered and shall not offer the Securities for sale in any state in which the offer or sale requires prior notice or clearance from any state securities commission, bureau or agency thereon, unless the Company has confirmed that such prior notice or clearance has been made or obtained.

8.Confidentiality. Except in keeping with its obligations under this Agreement, the Placement Agent will maintain in confidence and will use only for the purpose of fulfilling its obligations hereunder and will not use for its own benefit any inventions, confidential know-how, trade secrets, financial information and other non-public information and data disclosed to it by the Company, and it will not divulge the same to any other persons until such time as the information becomes a matter of public knowledge. The Placement Agent will use its best efforts to prevent any unauthorized disclosure described above by others and shall be responsible for any such disclosure by its officers, directors, agents or affiliates. This Section 8 will survive expiration or termination of this Agreement indefinitely.

9.	Expenses.

(a)

The Company shall pay the Placement Agent a $25,000 retainer to be paid upon the a closing of the financing. In the event the financing does not close for reasons not attributable to the Placement Agent, the company will be responsible for the $25,000 retainer – expense fee.

(b)

The Company shall pay all its expenses and costs incident to the performance of its obligations under this Agreement, including but not limited to, its legal and accounting fees and shall be responsible for payment of all federal, state “blue sky”, FINRA and other filings pertaining to the Offering.

10.	Independent Contractor; Duty Owed.

(a)

The Placement Agent shall perform its services hereunder as an independent contractor, and nothing in this Agreement shall in any way be construed to constitute the Placement Agent the agent, employee or representative of the Company. Neither the Placement Agent nor any agent acting on behalf of the Placement Agent will enter into any agreement or incur any obligations on the Company’s behalf or commit the Company in any manner or make any representations, warranties or promises on the Company’s behalf or hold itself (or allow itself to be held) as having any authority whatsoever to bind the Company without the Company’s prior written consent, or attempt to do any of the foregoing.

(b)

The Company acknowledges that the Placement Agent is being engaged hereunder solely to provide the services described above to the Company, and that it is not acting as a fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived.

11.Closing. The obligations of the Placement Agent, and the closing of the sale of the Securities in the Offering, are subject to (a) the Placement Agent’s satisfactory completion of its

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due diligence examination of the Company; (b) the accuracy, when made and on each closing date, of the representations and warranties on the part of the Company contained herein and in the Securities Purchase Agreement; (c) the performance by the Company of its obligations hereunder; and (d) to each of the additional terms and conditions to closing in the Securities Purchase Agreement to be entered into between the Company and each Qualified Investor.

12.	General.

(a)

Applicable Law and Jurisdiction. Any disputes arising under or relating to this Agreement shall be submitted to binding arbitration in New York, New York under the auspices of FINRA Dispute Resolution. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and the Placement Agent shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Notwithstanding the foregoing, the Placement Agent may bring an action solely for equitable, declaratory, or injunctive relief relating to its rights and the Company’s obligations under this Agreement in the federal or state courts of New York County, and the Company hereby waives any objection to the laying of venue or jurisdiction in those courts.

(b)

Covenant against Assignment. This Agreement is personal to the parties hereto, and accordingly, except for the right to enforce the obligations under Sections 6 and 7 hereunder (which right shall inure to the benefit of the successors and assigns of the aggrieved party), neither this Agreement nor any right hereunder or interest herein may be assigned or transferred or charged by either party without the express written consent of the other.

(c)

Entire Agreement; Amendment. This Agreement and the attached exhibits constitute the entire contract between the parties with respect to the subject matter hereof and supersede any prior agreements between the parties. This Agreement may not be amended, nor may any obligation hereunder be waived, except by an agreement in writing executed by, in the case of an amendment, each of the parties hereto, and, in the case of a waiver, by the party waiving performance.

(d)

No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(e)

Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law.

(f)

Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Placement Agent pursuant to the terms of this Agreement must be in writing and will be deemed effectively given the earlier of

(i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email or facsimile (with receipt of appropriate confirmation) to the email address or number provided to the other party or such other address or number as a party may request by notifying the other in writing, (iv) one business day after being deposited with an overnight courier service or

(v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the party at the address previously provided to the other party or such other address as a party

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may request by notifying the other in writing. The address for any notice is as follows: (1) if to the Company, to the address set forth above, Attention: John Bencich, with a copy (which shall not constitute notice) to: Fenwick & West LLP, 1191 Second Avenue, Floor 10, Seattle, WA 98101, Attention: Alan Smith and Amanda Rose; and (2) if to the Placement Agent, to Paulson Investment Company, LLC, 2141 W. North Avenue, 2nd Floor, Chicago, IL 60647, Attention: Marta Wypych, with a copy (with shall not constitute notice) to: Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604, Attention: James M. Jenkins, Esq.

(g)

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies or .pdf copies of signed signature pages will be deemed binding originals.

[signature page follows]

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above.

The parties have executed this Placement Agent Agreement as of the date first written

ACHIEVE LIFE SCIENCES, INC.

By: /s/ John Bencich

Name: John Bencich

                               Title: EVP, CFO & COO

PAULSON INVESTMENT COMPANY, LLC

By: /s/ Marta Wypych

Name:

Marta Wypych

Title: Managing Director

SIGNATURE PAGE TO PLACEMENT AGENT AGREEMENT

Exhibit A

Form of Placement Agent Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

BROKER’S COMMON STOCK PURCHASE WARRANT

ACHIEVE LIFE SCIENCES, INC.

Warrant Shares: _______Initial Exercise Date: _________________

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ______________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ________________, 20201 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on __________________ , 20252 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.Definitions.  In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common

[1]	NTD: To be date six months after the initial closing date.
[2]	NTD: To be five years after the initial issuance date.

Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219 and an email address of ReorgWarrants@ASTFINANCIAL.com, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means this Warrant and other warrants to purchase Common Stock issued by the Company in the offering in which this Warrant was issued.

Section 2.Exercise.

a)                  Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (with a copy to the Transfer Agent (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company)) of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                  Exercise Price.  The exercise price per share of Common Stock under this Warrant shall be $0.3795, subject to adjustment hereunder (the “Exercise Price”).

c)                  Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.  The Company agrees not to take any position contrary to this Section 2(c).

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)                  Mechanics of Exercise.

i.Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 promulgated under the Securities Act and this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the

Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and, in the case of each of (i) and (iii), subject to the Company’s receipt of the aggregate Exercise Price (such date, the “Warrant Share Delivery Date”).  Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise.  If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.  As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii.Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise, and the Company shall return all consideration paid by the Holder for such shares upon such rescission. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

iv.Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                  Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

f)Call Provision.  Subject to the provisions of Section 2(e) and this Section 2(f), if, after the Initial Exercise Date, (i) the VWAP for any 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Initial Exercise Date) exceeds $1.1385 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the date this Warrant is issued), (ii) the average daily volume for such Measurement Period exceeds $500,000 per Trading Day and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or Affiliates, then the Company may, within one Trading Day of the end of any such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.001 per Warrant Share.  To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies.  If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”).  Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice.  In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date.  The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant.  For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices).  Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise.  Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by  6:30 p.m. (New York City time) on the Call Date, and (2) a registration statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Company for the resale of all such Warrant Shares by the Holder, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Warrant Shares, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) herein.  The Company’s right to call the Warrants under this Section 2(f) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3.Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

b)                  Reserved.

c)                  Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                  Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than one in which a Successor Entity (as defined below) that is a publicly traded corporation whose stock is quoted or listed on a Trading Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded common stock of such Successor Entity, the Company or any Successor Entity shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction.  Any cash payment will be made by wire transfer of immediately available funds within five Business Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f)                   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)                  Notice to Holder.

i.Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.Transfer of Warrant.

a)                  Transferability.  Subject to compliance with any applicable securities laws and the conditions set for in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                  Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 promulgated under the Securities Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, to deliver a legal opinion of counsel to the transferor to the effect that the transfer is pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or is a transaction not subject to, the registration requirements of the Securities Act and is in accordance with applicable state securities laws.

e)                  Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.Miscellaneous.

a)                  No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                  Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day or Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day or Trading Day, as the case may be.

d)                  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)                   Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                  Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                  Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 1040 West Georgia Street, Suite 1030, Vancouver, B.C. V6E 4H1 Canada, Attention: Senior Paralegal, email address: sthomson@achievelifesciences.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  Notwithstanding any other provision of this Warrant, as to any Warrant not held in certificated form, where this Warrant provides for notice of any event to a Holder, such notice shall be sufficiently given if given to DTC (or any successor depository) pursuant to the procedures of DTC (or such successor depository).

i)                    Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holders or the beneficial owners of Warrants representing 67% of the
Warrant Shares issuable under the Warrants then-outstanding as of the date such consent is sought, on the other hand.

m)                Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ACHIEVE LIFE SCIENCES, INC.
By:__________________________________________ Name: Title:

NOTICE OF EXERCISE

To:achieve life sciences, inc.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4)   The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

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